EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of iPayment Holdings, Inc. and iPayment, Inc. (collectively, “the Companies”) on Form 10-K/A for the period ended December 31, 2011, as filed with the Securities and Exchange Commission on or about the date hereof (the “Amended Report”), I, Mark C. Monaco, Chief Financial Officer of the Companies do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•	the Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 29, 2013

By:	/s/ Mark C. Monaco	By:	/s/ Mark C. Monaco
	Mark C. Monaco		Mark C. Monaco
	Executive Vice President, Chief Financial Officer, Treasurer and Director of iPayment Holdings, Inc. (Principal Executive Officer)		Executive Vice President, Chief Financial Officer, Treasurer and Director of iPayment, Inc. (Principal Executive Officer)